FINANCIAL STATEMENTS

VPNX.com, INC. (a development stage company)
YEARS ENDED DECEMBER 31, 1998 AND 1999 AND THE PERIOD FROM
JUNE 19, 1996 (INCEPTION) TO DECEMBER 31, 1999
WITH REPORT OF INDEPENDENT AUDITORS

                                 VPNX.com, Inc.
                         (a development stage company)


                          INDEX TO FINANCIAL STATEMENTS


Report of Ernst & Young LLP, Independent Auditors......................................................F-2
Balance Sheets.........................................................................................F-3
Statements of Operations...............................................................................F-4
Statement of Stockholders' Equity......................................................................F-5
Statements of Cash Flows...............................................................................F-7
Notes to Financial Statements..........................................................................F-8

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
VPNX.com, Inc.

We have audited the accompanying balance sheets of VPNX.com, Inc. (a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1999 and for the period from June 19, 1996 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VPNX.com, Inc. at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 and for the period from June 19, 1996 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that VPNX.com, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred operating losses since inception and has an accumulated deficit at December 31, 1999 of $7,239,909. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of VPNX.com, Inc. do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ ERNST & YOUNG LLP

February 4, 2000

                                 VPNX.com, Inc.
                          (a development stage company)

                                 Balance Sheets


                                                                         DECEMBER 31,
                                                              ------------------------------------       JUNE 30,
                                                                            1998             1999          2000
                                                              ------------------------------------------------------
                                                                                                       (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                        $  4,146,036     $  3,390,454     $   3,946,009
   Short-term investments                                                498,663               -                -
   Accounts receivable                                                   851,853               -             10,021
   Prepaid expenses and other current assets                              61,028          137,857            60,136
                                                              ------------------------------------------------------
Total current assets                                                   5,557,580        3,528,311         4,016,166

Property and equipment:
   Computer equipment                                                    578,542          916,776           899,819
   Furniture and office equipment                                        805,803          823,174           823,174
   Leasehold improvements                                                187,275          194,665           202,639
                                                              ------------------------------------------------------
                                                                       1,571,620        1,934,615         1,925,632
Accumulated depreciation and amortization                                388,698          834,668         1,069,793
                                                              ------------------------------------------------------
                                                                       1,182,922        1,099,947           855,839
Deposits and other assets                                                 80,460          116,400           116,400
                                                              ------------------------------------------------------
Total assets                                                        $  6,820,962     $  4,744,658     $   4,988,405
                                                              ======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                                      $53,749         $196,390           $92,170
   Accrued payroll and related expenses                                  240,072          377,683           241,828
   Other accrued liabilities                                             149,273          205,348           345,362
   Notes payable, current portion                                        580,933          528,057           531,430
   Deferred revenue                                                      183,333          374,257         4,155,695
   Bridge loans                                                              -          2,000,000         2,000,000
                                                              ------------------------------------------------------
Total current liabilities                                              1,207,360        3,681,735         7,366,485

Notes payable, less current portion                                      603,716          548,194           290,739

Commitments

Stockholders' equity (deficit):
Series A preferred stock, $0.001 par value:
     Authorized shares - 3,131,341
     Issued and outstanding shares - 3,131,341
     Liquidation preference of $2,600,000                                  3,131            3,131             3,131
   Series B preferred stock, $0.001 par value:
     Authorized shares - 3,140,987
     Issued and outstanding shares - 3,140,987
     Liquidation preference of $3,999,995                                  3,141            3,141             3,141
   Common stock, $0.001 par value:
     Authorized shares - 20,000,000
     Issued and outstanding shares - 9,966,116 in 1998 and
       1999 and 9,990,306 in 2000                                          9,966            9,966             9,990
   Additional paid-in capital                                          7,741,372        7,741,372         9,538,604
   Notes receivable                                                      (8,917)          (2,972)           (2,972)
   Deferred compensation                                                     -                 -        (1,707,000)
   Deficit accumulated during the development stage                  (2,738,807)      (7,239,909)      (10,513,713)
                                                              ------------------------------------------------------
Total stockholders' equity (deficit)                                   5,009,886          514,729       (2,668,819)
                                                              ------------------------------------------------------
Total liabilities and stockholders' equity (deficit)                $  6,820,962     $  4,744,658     $   4,988,405
                                                              ======================================================

                              See accompanying notes.

                                 VPNX.com, Inc.
                          (a development stage company)
                            Statements of Operations


                                                                                      PERIOD FROM
                                                                                     JUNE 19, 1996
                                                                                     (INCEPTION) TO
                                        YEARS ENDED DECEMBER 31,                       DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                              ------------------------------------------------------------------------------------------------------
                                        1997             1998              1999             1999              1999           2000
                              ------------------------------------------------------------------------------------------------------
                                                                                                          (Unaudited)   (Unaudited)
Net revenues                    $  1,604,098       $3,866,795      $  3,866,627     $  9,337,520      $    300,050     $  1,215,214

Operating expenses:
   Research and development        1,846,389        2,949,755         6,128,003       11,425,744         2,713,577        3,033,155
   General and administrative        646,852          873,779         1,200,870        3,010,778           552,700          726,993
   Sales and marketing               396,384          763,599         1,282,618        2,551,899           556,508          738,134
   Amortization of deferred
     compensation                         -                 -                -                 -                -            83,000
                              ------------------------------------------------------------------------------------------------------
Total operating expenses           2,889,625        4,587,133         8,611,491       16,988,421         3,822,785        4,581,282
                              ------------------------------------------------------------------------------------------------------

Operating loss                   (1,285,527)        (720,338)       (4,744,864)      (7,650,901)       (3,522,735)      (3,366,068)

Interest and other income             51,576          173,518           330,251          546,866           174,169          205,686
Interest expense                     (7,842)         (41,543)          (86,489)        (135,874)          (46,655)        (113,422)
                              ------------------------------------------------------------------------------------------------------
Net loss                        $(1,241,793)       $(588,363)      $(4,501,102)     $(7,239,909)      $(3,395,221)     $(3,273,804)
                              ======================================================================================================

Basic and diluted net loss
   per share                    $     (0.15)       $   (0.07)      $     (0.46)                       $     (0.35)     $     (0.33)
                              ======================================================================================================
Shares used to compute basic
   and diluted net loss per
   share                           8,319,357        8,977,842         9,719,583                          9,701,276        9,951,128
                              ======================================================================================================

                             See accompanying notes.

                                 VPNX.com, Inc.
                          (a development stage company)
                  Statements of Stockholders' Equity (Deficit)
           Period from June 19, 1996 (inception) to December 31, 1999




                                                                PREFERRED STOCK             COMMON STOCK             ADDITIONAL
                                                          ---------------------------------------------------------  PAID-IN
                                                              SHARES        AMOUNT        SHARES        AMOUNT       CAPITAL
                                                          ----------------------------------------------------------------------
   Issuance of common stock in July for business plan                 -        $ -         5,635,035        $5,635       $50,715
   Sale of common stock in July and August at $0.24 per
     share                                                            -             -      1,934,415         1,934       458,066
   Sale of common stock in September at $0.24 per share               -             -         50,000            50        11,840
   Sale of common stock in November at $0.30 per share                -             -      1,333,333         1,334       398,666
   Stock issuance costs                                               -             -            -             -         (7,607)
   Net loss                                                           -             -            -             -             -
                                                          ----------------------------------------------------------------------
Balance at December 31, 1996                                          -             -      8,952,783         8,953       911,680
   Sale of common stock in March at $0.30 per share                   -             -        833,333           833       249,167
   Sale of Series A preferred stock in April at $0.83 per
     share, less issuance costs of $30,856                     3,010,905         3,011           -             -       2,466,133
   Sale of Series A preferred stock in September at $0.83
     per share                                                   120,436           120           -             -          99,880
   Issuance of common stock due to exercise of stock
     options at $0.30 per share                                       -             -        100,000           100        29,900
   Net loss                                                           -             -            -             -             -
                                                          ----------------------------------------------------------------------
Balance at December 31, 1997                                   3,131,341         3,131     9,886,116         9,886     3,756,760
   Sale of Series B preferred stock in March at $1.27 per
     share, less issuance costs of $35,527                     3,140,987         3,141           -             -       3,961,327
   Issuance of common stock due to exercise of stock
     options at $0.24 per share                                       -             -         10,208            10         2,417
   Issuance of common stock due to exercise of stock
     options at $0.30 per share                                       -             -         80,000            80        23,920
   Repurchase of common stock from employee in March at
     $0.30 per share                                                  -             -       (10,208)          (10)       (3,052)
   Payment by stockholder on note                                     -             -            -             -             -
   Net loss                                                           -             -            -             -             -
                                                          ----------------------------------------------------------------------
Balance at December 31, 1998                                   6,272,328         6,272     9,966,116         9,966     7,741,372


                                                                                    DEFICIT
                                                                                   ACCUMULATED
                                                                                    DURING THE        TOTAL
                                                                    NOTES          DEVELOPMENT    STOCKHOLDERS'
                                                                   RECEIVABLE        STAGE       EQUITY (DEFICIT)
                                                                 --------------------------------------------------
   Issuance of common stock in July for business plan                $ -            $ -                    $56,350
   Sale of common stock in July and August at $0.24 per
     share                                                                   -               -             460,000
   Sale of common stock in September at $0.24 per share                (11,890)              -                 -
   Sale of common stock in November at $0.30 per share                       -               -             400,000
   Stock issuance costs                                                      -               -             (7,607)
   Net loss                                                                  -         (908,651)         (908,651)
                                                                 --------------------------------------------------
Balance at December 31, 1996                                           (11,890)        (908,651)                92
   Sale of common stock in March at $0.30 per share                          -               -             250,000
   Sale of Series A preferred stock in April at $0.83 per
     share, less issuance costs of $30,856                                   -               -           2,469,144
   Sale of Series A preferred stock in September at $0.83
     per share                                                               -               -             100,000
   Issuance of common stock due to exercise of stock
     options at $0.30 per share                                              -               -              30,000
   Net loss                                                                  -       (1,241,793)       (1,241,793)
                                                                 --------------------------------------------------
Balance at December 31, 1997                                           (11,890)      (2,150,444)         1,607,443
   Sale of Series B preferred stock in March at $1.27 per
     share, less issuance costs of $35,527                                   -               -           3,964,468
   Issuance of common stock due to exercise of stock
     options at $0.24 per share                                              -               -               2,427
   Issuance of common stock due to exercise of stock
     options at $0.30 per share                                              -               -              24,000
   Repurchase of common stock from employee in March at
     $0.30 per share                                                         -               -             (3,062)
   Payment by stockholder on note                                         2,973              -               2,973
   Net loss                                                                  -         (588,363)         (588,363)
                                                                 --------------------------------------------------
Balance at December 31, 1998                                            (8,917)      (2,738,807)         5,009,886


                            See accompanying notes.

                                 VPNX.com, Inc.
                          (a development stage company)
            Statements of Stockholders' Equity (Deficit) (continued)

           Period from June 19, 1996 (inception) to December 31, 1999


                                                  PREFERRED STOCK               COMMON STOCK           ADDITIONAL
                                            ----------------------------------------------------------  PAID-IN        NOTES
                                                SHARES        AMOUNT        SHARES         AMOUNT       CAPITAL      RECEIVABLE
                                            -------------------------------------------------------------------------------------
Balance at December 31, 1998                     6,272,328        $6,272      9,966,116        $9,966    $7,741,372      $(8,917)
   Payment by stockholder on note                       -             -            -              -             -           5,945
   Net loss                                             -             -            -              -             -              -
                                            -------------------------------------------------------------------------------------
Balance at December 31, 1999                     6,272,328         6,272      9,966,116         9,966     7,741,372       (2,972)
   Exercise of Stock options/warrants
     (unaudited)                                        -             -          24,190            24         7,232            -
   Deferred compensation (unaudited)                    -             -            -              -       1,790,000            -
   Amortization of deferred compensation
      (unaudited)                                       -             -            -              -             -              -
   Net loss (unaudited)                                 -             -            -              -             -              -
                                            -------------------------------------------------------------------------------------
Balance at June 30, 2000 (unaudited)             6,272,328        $6,272      9,990,306        $9,990    $9,538,604      $(2,972)
                                            =====================================================================================


                                                                      DEFICIT
                                                                   ACCUMULATED
                                                                   DURING THE           TOTAL
                                                     DEFERRED       DEVELOPMENT     STOCKHOLDERS'
                                                   COMPENSATION        STAGE        EQUITY (DEFICIT)
                                                  ----------------------------------------------------
Balance at December 31, 1998                          $ -              $(2,738,807)        $5,009,886
   Payment by stockholder on note                               -              -                5,945
   Net loss                                                     -       (4,501,102)       (4,501,102)
                                                  ----------------------------------------------------
Balance at December 31, 1999                                    -       (7,239,909)           514,729
   Exercise of Stock options/warrants
     (unaudited)                                                -              -                7,256
   Deferred compensation (unaudited)                   (1,790,000)             -                  -
   Amortization of deferred compensation
     (unaudited)                                           83,000              -               83,000
   Net loss (unaudited)                                         -       (3,273,804)       (3,273,804)
                                                  ----------------------------------------------------
Balance at June 30, 2000 (unaudited)                  $(1,707,00)     $(10,513,713)      $(2,668,819)
                                                  ====================================================

                            See accompanying notes.
                                       F-6

                                 VPNX.com, Inc.
                          (a development stage company)
                            Statements of Cash Flows

                                                                                         PERIOD FROM
                                                                                       JUNE 19, 1996
                                                                                        (INCEPTION) TO
                                                   YEARS ENDED DECEMBER 31,              DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                                              --------------------------------------------------------------------------------------
                                                   1997          1998          1999          1999            1999           2000
                                              --------------------------------------------------------------------------------------
                                                                                                              (Unaudited)
OPERATING ACTIVITIES
Net loss                                      $(1,241,793)    $(588,363)  $(4,501,102)  $(7,239,909)    $(3,395,221)   $(3,273,804)
Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
     Depreciation and amortization                 169,558       155,628       445,970       834,668         220,421        235,125
     Write-off of technology and licensing          85,000           -              -        149,754             -               -
       agreement
     Amortization of deferred compensation              -            -              -             -              -           83,000
     Changes in assets and liabilities:
       Accounts receivable-trade                 (833,138)       (1,853)       851,853            -          851,853        (10,021)
       Prepaid expenses and other current         (42,052)       (8,756)      (76,829)      (81,507)        (61,832)         77,721
         assets
       Account payable                              10,412        26,642       142,641       196,390        (38,602)       (104,220)
       Accrued payroll and related expenses         43,010       112,073       137,611       377,683          24,907       (135,855)
       Other accrued liabilities                    25,084       110,189        56,075       214,115        (15,005)        140,014
       Deferred revenue                           (76,000)       183,333       190,924       374,257       3,150,000      3,781,438
                                              --------------------------------------------------------------------------------------
Net cash provided by (used in) operating       (1,859,919)      (11,107)   (2,752,857)   (5,174,549)         736,521        793,398
   activities

INVESTING ACTIVITIES
Acquisition of property, plant, and equipment    (177,946)   (1,193,272)     (362,995)   (1,749,369)       (225,084)             -
Proceeds from (purchases of) short-term                 -      (498,663)       498,663            -         498,663              -
   investments
Proceeds from sales of equipment                        -           -              -              -              -        $   8,983
Other assets                                      (34,133)      (44,890)      (35,940)     (116,400)        (30,417)             -
                                              --------------------------------------------------------------------------------------
Net cash provided by (used in) investing         (212,079)   (1,736,825)        99,728   (1,865,769)        243,162           8,983
   activities

FINANCING ACTIVITIES
Proceeds from issuance of Series A preferred     2,569,144           -              -      2,569,144             -               -
   stock
Proceeds from issuance of Series B preferred            -      3,964,468            -      3,964,468             -               -
   stock
Proceeds from issuance of common stock, net
   of repurchases                                  280,000        23,365            -      1,155,758             -            7,256
Proceeds from payment of stockholder notes              -          2,973         5,945         8,918             -               -
Proceeds from issuance of notes payable, net       483,572       753,788       621,832     1,859,192         306,764             -
Repayments of notes payable                      (280,000)     (116,478)     (730,230)   (1,126,708)        (345,286)      (254,082)
Proceeds from bridge loans                              -            -       2,000,000     2,000,000             -               -
                                             ---------------------------------------------------------------------------------------
Net cash provided by (used in) financing
   activities                                    3,052,716     4,628,116     1,897,547    10,430,772        (38,522)       (246,826)
                                             ---------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash           980,718     2,880,184     (755,582)     3,390,454         941,161        555,555
   equivalents
Cash and cash equivalents at beginning of
   period                                          285,134     1,265,852     4,146,036            -        4,146,036      3,390,454
                                             ---------------------------------------------------------------------------------------
Cash and cash equivalents at end of period      $1,265,852    $4,146,036    $3,390,454    $3,390,454      $5,087,197     $3,946,009
                                             =======================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION
Note payable issued in exchange for
   technology, royalty considerations, and         $85,000    $ -           $ -           $  335,000       $ -            $ -
   fixed assets
Common stock issued in exchange for note      $ -             $ -           $ -           $   11,890       $ -            $ -
Common stock issued in exchange for business  $ -             $ -           $ -           $   56,350       $ -            $ -
   plan
Interest paid                                 $ -             $    41,543       $86,489   $  135,874       $  46,655      $ 113,422

                            See accompanying notes.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

VPNX.com, Inc. (VPNX or the Company) was incorporated on June 19, 1996 in the state of Delaware. The Company conducts its business within one industry segment and was formed for the purpose of developing and marketing policy software for controlling network infrastructure. In the later part of 1999, the Company began shifting its focus to the virtual private network market. In 1999, the product was in the development stage with a product launch scheduled for 2000. Since inception, the Company has primarily been involved in performing research and development activities, establishing development contracts, and raising capital. Accordingly, the Company is in the development stage.

GOING CONCERN

The Company has incurred losses since inception and will require additional financing in order for the Company to continue its operations. Management believes it will be able to secure additional sources of funding through a private stock offering and intends to pursue this course of action. There can be no assurance that the Company will be able to secure the necessary financing to continue operations. These facts raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to raise sufficient capital to continue operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

The Company considers as a cash equivalent any highly liquid investment that matures within three months of its purchase date. At December 31, 1999 and June 30, 2000, cash equivalents consisted of money market funds. The Company considers as a short-term investment any highly liquid investment with an original maturity greater than three months but less than one year. The Company considers all short-term investments as "available-for-sale." No adjustments have been made to the carrying value of short-term investments as the carrying value at December 31, 1998 approximated fair market value. In addition, no realized gains or losses were recognized from the sale of short-term investments in 1997, 1998, or 1999.

Estimated fair values of financial instruments are based on quoted market prices. The following is a summary of available-for-sale securities (in thousands) at December 31, 1998. At December 31, 1998, the fair value of securities approximated cost.

                                                             DECEMBER 31,
                                                                 1998
                                                           -----------------
                 Money market fund                                $3,043,018
                 Commercial paper                                    979,893
                 Corporate bonds                                     500,000
                                                           -----------------
                                                                  $4,522,911
                                                           =================
                 Classified as:
                    Cash equivalents                              $4,024,248
                    Short-term investments                           498,663
                                                           -----------------
                                                                  $4,522,911
                                                           =================

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally two to five years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Substantially all of the Company's revenue relates to research and development work performed under development contracts. The Company recognizes this revenue when earned, which generally occurs when agreed upon deliverables are provided or milestones are met and confirmed by customers, and in any case not in excess of the amount that would be recognized using the percentage of completion method. Due to technological risk factors, the costs of these contracts are expensed as incurred. Costs incurred under development contracts of $483,000, $1,265,000, $4,242,000 and $6,095,000 in 1997, 1998,
1999 and for the period from June 19, 1996 (inception) to December 31, 1999 respectively are included in research and developments in the statements of operations.

INTERIM FINANCIAL INFORMATION

The interim financial information at June 30, 2000 and for the six-month periods ended June 30, 1999 and 2000 is unaudited but, in the opinion of management, includes all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for the interim periods. The results of operations for the six-month period ended June 30, 2000 are not necessarily indicative of the results to be expected for the full fiscal year.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

A limited number of customers have historically accounted for a substantial portion of the Company's revenue. The following table summarizes the Company's significant customers:


                                       YEARS ENDED                     SIX MONTHS ENDED
                                       DECEMBER 31,                        JUNE 30,
                      -----------------------------------------  ----------------------------
      CUSTOMER            1997            1998          1999          1999         2000
--------------------- -------------- ------------- ------------  -------------  -------------
         A                   -%             65%           10%           33%           83%
         B                   87%            35%           16%           67%           -%
         C                   -%             -%            80%           -%            -%

The Company performs ongoing credit evaluations of its customers and considers reserves for potential credit losses, and such losses have been within management's expectations. The Company generally does not require collateral from its customers.

RESEARCH AND DEVELOPMENT

Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. To date, no costs have qualified for capitalization, and accordingly, the Company has charged all such costs to research and development expense in the accompanying statements of operations.

COMPREHENSIVE INCOME

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130). The Company's comprehensive net loss was the same as its net loss for all periods presented.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

Advertising costs are expensed as incurred and have been immaterial through June 30, 2000.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's long-term debt is estimated using a discounted cash flow analysis based on the Company's current incremental borrowing rate for similar types of borrowing arrangements. The carrying value of the Company's long-term debt approximates fair value.

STOCK BASED COMPENSATION

The Company accounts for stock-based awards to employees under the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123).

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. In June 1999, the FASB issued FAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which deferred the effective date of FAS 133 until fiscal years beginning after June 15, 2000. The Company believes that the adoption of FAS 133 will not have a significant impact on the Company's operating results or cash flows.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB 101 is effective for years beginning after December 15, 1999 and is required to be reported beginning in the quarter ended December 31, 2000. SAB 101 is not expected to have a significant effect on the Company's consolidated results of

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


operations, financial position, or cash flows.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25" (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequences of various modifications to the terms of the previously fixed stock options or awards, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on the Company's results of operations, financial position, or cash flows.

2. NOTES PAYABLE

Notes payable consisted of the following:


                                                                     DECEMBER 31,
                                                           ---------------- -----------------     JUNE 30,
                                                                1998              1999             2000
                                                           ---------------- ----------------- ----------------
Notes payable to Phoenix Leasing, Inc., due in monthly
   installments through 2001 secured by the Company's
   equipment                                                      $748,539          $984,561         $761,042
Note payable to bank, due in monthly installments
   through 2001 with interest at prime (8.5%), some of
   which is secured by the Company's equipment                     436,110            91,690           61,127
                                                           ---------------- ----------------- ----------------
                                                                 1,184,649         1,076,251          822,169
Less current portion                                               580,933           528,057          531,430
                                                           ---------------- ----------------- ----------------
                                                                  $603,716          $548,194         $290,739
                                                           ================ ================= ================


In June 1999, the Company's $1,200,000 equipment line with Phoenix Leasing, Inc. expired. In September 1999, the Company entered into an agreement for an additional equipment line of $1,500,000. The total outstanding obligations under the combined credit lines cannot exceed $2,000,000. At December 31, 1999, the Company had borrowed approximately $1,376,000 under these arrangements of which $984,561 remains outstanding and is reflected in the notes payable balance.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


2. NOTES PAYABLE (CONTINUED)

At December 31, 1999, future minimum principal payments on notes payable are as follows:

    2000              $528,057
    2001               485,012
    2002                63,182
                    ----------
                    $1,076,251
                    ==========

3. BRIDGE LOAN

In December 1999, the Company received $2,000,000 in funding from some of its current investors in the form of a Promissory Note. The term of the note is six months and includes warrants for 471,149 shares of common stock at an exercise price of $1.273 per share. The warrants are exercisable through December 2004. The fair value of the warrants issued was immaterial.

If the Company enters into an agreement to issue new securities for an aggregate amount of not less than $5,000,000 before the maturity date of the note, the investor may convert the principal and interest of the note into the new securities. If the new securities are issued at more than one equity closing, conversion shall occur at the first equity closing where at least $2,000,000 in new securities are issued. If elected, the note shall be converted into new securities by dividing the principal and interest by the unit price of the new securities.

If the Company does not enter into an agreement to issue new securities for an aggregate current value amount of not less than $5,000,000 before the maturity date of the note, the investor may elect to convert the principal and interest of the note into Series B preferred stock at a price per share of $1.273.

If the Company enters into an agreement to sell, merge, or consolidate its assets with another corporation before the maturity date of the loan, the investor may elect to convert the principal and interest of the note into Series B preferred stock at a price per share of $1.273.

In June 2000, the bridge loan was extended for an additional six months.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


4. COMMITMENTS

The Company currently leases its two facilities under noncancelable operating leases that expire in July 2000 and September 2003. Future minimum lease payments under the operating leases at December 31, 1999 are as follows:

              2000                $  576,455
              2001                   548,335
              2002                   563,393
              2003                   431,204
                                  ----------
 Total minimum lease payments     $2,119,387
                                  ==========

Rental expense under operating leases was approximately $89,000, $255,000, $616,000, and $979,000 for the years ended December 31, 1997, 1998, 1999, and for the period from June 19, 1996 (inception) to December 31, 1999, respectively, and $307,000 for each of the six months ended June 30, 1999 and 2000.

5. STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

The holders of Series A and B preferred stock are entitled to annual noncumulative cash dividends out of legally available funds, when and if declared by the Board of Directors, in the amounts of $0.07 and $0.10 per share, respectively. As of December 31, 1999, there were no dividends paid or declared by the Company.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


5. STOCKHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or not, the holders of each share of preferred stock shall be entitled to be paid out of the Company's assets that are available for distribution to its stockholders before any payment or declaration shall be made with respect to the holders of common stock. Series A and B stockholders are entitled to a liquidation preference of $0.830 and $1.273 per share, respectively, plus all declared but unpaid dividends (collectively, the Preference Amount). The remaining balance of proceeds is paid equally to the common stockholders and to the holders of Series A and B preferred stock until the holders of preferred stock have received an aggregate of three times their preference amount. Any remaining funds shall then be distributed entirely to the holders of common stock. Additionally, preferred stockholders have voting rights equal to the number of common shares that would be held upon conversion.

The holders of Series A and B preferred stock have the right, at the option of the holder, at any time, to convert their shares into common stock at a price of $0.830 and $1.273 per share, respectively, subject to adjustments for future dilution. Series A and B preferred stock automatically convert into common stock at the then applicable conversion rate (currently one-for-one) upon a public offering of the Company's common stock at a per share price of not less than $4.00, subject to adjustments for future dilution, with aggregate proceeds in excess of $10,000,000.

STOCK OPTION PLANS

The Company adopted the Founders' 1996 Stock Option Plan (the Founders' Plan) and the 1997 Stock Option Plan (the 1997 Plan), under which officers, employees, directors, and consultants may be granted Incentive Stock Options (ISOs) and Nonstatutory Stock Options (NSOs) to purchase shares of the Company's common stock. The Founders' Plan and the 1997 Plan permit ISOs and NSOs to be granted at exercise prices of not less than 100% and 85%, respectively, of the fair value on the date of grant as determined by the Board of Directors. Options that expire (generally ten years from the grant date) or are canceled are returned to the respective plan. The options generally vest 25% upon completion of one year and 1/48 per month thereafter.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


5. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

A summary of activity under the option plans is as follows:


                                                                 OPTIONS OUTSTANDING               WEIGHTED
                                               SHARES        -----------------------------------   AVERAGE
                                             AVAILABLE         NUMBER OF         PRICE PER         EXERCISE
                                             FOR GRANT          SHARES             SHARE            PRICE
                                          ----------------- ---------------- ------------------ ---------------
   Authorized                                      941,050              -          $ -               $ -
   Granted                                       (832,500)          832,500    $0.24 - $0.30         $0.24
                                          ----------------- ----------------
Balance at December 31, 1996                       108,550          832,500    $0.24 - $0.30         $0.24
   Authorized                                    1,146,450              -          $ -               $ -
   Granted                                       (485,000)          485,000            $0.30         $0.30
   Exercised                                          -           (100,000)            $0.30         $0.30
   Canceled                                         37,500         (37,500)    $0.24 - $0.30         $0.29
                                          ----------------- ----------------
Balance at December 31, 1997                       807,500        1,180,000    $0.24 - $0.30         $0.26
   Authorized                                      700,000              -          $ -               $ -
   Granted                                       (750,500)          750,500            $0.30         $0.30
   Exercised                                          -            (90,208)    $0.24 - $0.30         $0.29
   Canceled                                         24,792         (24,792)            $0.24         $0.24
                                          ----------------- ----------------
Balance at December 31, 1998                       781,792        1,815,500    $0.24 - $0.30         $0.27
   Granted                                       (808,944)          808,944            $0.30         $0.30
   Canceled                                        364,665        (364,665)            $0.30         $0.30
                                          ----------------- ----------------
Balance at December 31, 1999                       337,513        2,259,779    $0.24 - $0.30         $0.28
                                          ================= ================


At December 31, 1997, 1998, and 1999, $344,375, 661,479, and 1,150,206 options, respectively, were exercisable. The weighted average remaining contractual life of outstanding options was 8.15 years at December 31, 1999. The weighted average fair value of options granted during 1997, 1998, and 1999 was $0.08, $0.07, and $0.07, respectively.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)



5. STOCKHOLDERS' EQUITY (CONTINUED)

VALUATION OF STOCK OPTIONS

The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net loss is required by FAS 123 which also requires that the information be determined as if the Company has accounted for its employee stock options under the fair value method of FAS 123. The fair value for these options was estimated at the date of grant using the minimum value method with the following weighted average assumptions:

                                                                1997              1998             1999
                                                        ----------------- ----------------- ----------------
         Risk-free interest rate                              6.5%              5.2%             5.5%
         Dividend yield                                          -                 -                -
         Weighted average expected life                    5 years           5 years          5 years

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. If compensation cost for the Company's stock-based compensation plan had been determined based on the fair value at the grant dates for awards under this plan consistent with the method provided for under FAS 123, then the Company's net loss would have been as indicated in the pro forma amount below:


                                                                     YEARS ENDED DECEMBER 31,
                                                        ----------------------------------------------------
                                                                1997              1998             1999
                                                        ----------------- ----------------- ----------------
Net loss as reported                                        $(1,241,793)          $588,363     $(4,501,102)
Pro forma net loss                                          $(1,258,093)          $611,828       $4,532,551
Net loss per share as reported, basic and diluted                $(0.15)           $(0.07)          $(0.46)
Pro forma net loss per share, basic and diluted                  $(0.15)           $(0.07)          $(0.47)

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


5. STOCKHOLDERS' EQUITY (CONTINUED)

VALUATION OF STOCK OPTIONS (CONTINUED)

The pro forma impact of FAS 123 will not be fully reflected until 2000 and is not expected to be indicative of the effects on net income (loss) in future years.

STOCK SUBJECT TO REPURCHASE

In 1996 and 1997, the Company issued 2,083,340 shares of common stock to its President and 150,000 shares of common stock to other members of the Board of Directors, which are subject to repurchase should the individuals discontinue service to the Company. The Company's repurchase rights for these shares expire at various times through 2001. At December 31, 1999, 54,167 of the shares issued to the Company's Board of Directors were subject to repurchase by the Company.

DEFERRED COMPENSATION

During the six-month period ended June 30, 2000, the Company recorded aggregate deferred compensation of $1,790,000 representing the difference between the exercise price of stock options granted and the then deemed fair value of the Company's common stock. These amounts are being amortized as charges to operations, using the straight-line method, over the vesting periods of the individual stock options, generally four years. For the six-month period ended June 30, 2000, the Company amortized $83,000 of deferred compensation.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


5. STOCKHOLDERS' EQUITY (CONTINUED)

SHARES RESERVED

Common stock reserved for future issuance is as follows:


                                                                                   DECEMBER 31, 1999    JUNE 30, 2000
                                                                                  ------------------- ----------------
Stock option plans (the 1996 Founders' Plan and the 1997 Plan):
     Outstanding                                                                       2,259,779         2,544,490
     Reserved for future grants                                                          337,513           751,007
                                                                                  ------------------- ----------------
                                                                                       2,597,292         3,295,497

     Conversion of preferred stock                                                     6,272,328         6,272,328
     Warrants issued to note holders                                                     471,149           471,149
                                                                                  ------------------- ----------------
Total common stock reserved for future issuance                                        9,340,769        10,038,974
                                                                                  =================== ================


6. EMPLOYEE BENEFIT PLAN

The Company has a Savings Plan that qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer up to 15% of their pretax salary but not more than statutory limits. The Company may elect to make matching contributions to the plan. For the fiscal year ending December 31, 1999, the Company matched employees' contributions, dollar for dollar, up to $500. The total cost of the contribution was $26,000. For the fiscal years ended December 31, 1998 and before, the Company made no matching contributions. Expenses related to the plan are immaterial.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


7. INCOME TAXES

Due to operating losses and the inability to recognize benefits therefrom, there is no provision for income taxes for the periods ended December 31, 1998, 1999, and the period from April 10, 1997 through December 31, 1997.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows (in thousands):


                                                               YEARS ENDED DECEMBER 31,
                                                           ----------------------------------
                                                                     1998              1999
                                                           ----------------   ---------------
Deferred tax assets:
   Net operating loss carryforwards                               $  383            $1,586
   Tax credit carryforwards                                          125              4000
   Deferred revenue                                                   62               128
   Other accruals and reserves not currently deductible              130               689
                                                           ---------------- -----------------
Total deferred tax assets                                            700             2,800
Valuation allowances                                                (700)           (2,800)
                                                           ================ =================
Net deferred tax assets                                           $    -            $    -
                                                           ================ =================

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset as of December 31, 1999 and 1998 has been established to reflect these uncertainties. The change in valuation was a net increase of approximately $400,000 and $2,100,000 for the fiscal years ended December 31, 1998 and 1999, respectively.

As of December 31, 1999, the Company had federal and California net operating loss carryforwards of approximately $4,100,000 and $3,300,000, respectively. The Company also had federal research and development tax credit carryforwards of approximately $400,000. The net operating loss and credit carryforwards will expire at various dates beginning in 2003 through 2019, if not utilized.

Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)



7. INCOME TAXES (CONTINUED)

Through April 9, 1997, the Company was a Subchapter S corporation, and as such, all items of income and expense were taxed directly to its stockholders.

8. RELATED PARTY TRANSACTION

The Company received legal services of approximately $30,000, $72,000, $51,000, and $172,000 in 1997, 1998, 1999, and the period from June 19, 1996 (inception) to December 31, 1999, respectively, from a stockholder's law firm. In addition, the Company received legal services for approximately $34,000 and $56,000 for the six months ended June 30, 1999 and 2000, respectively, from the same stockholder's law firm.

9. NET LOSS PER SHARE

The Company follows the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Basic and diluted net loss per share are computed by dividing the net loss by the weighted average number of common shares outstanding during the period less outstanding nonvested shares. Outstanding nonvested shares are not included in the computation of basic net loss per share until the time-based vesting restrictions have lapsed.


                                           YEARS ENDED DECEMBER 31,               SIX MONTHS ENDED JUNE 30,
                                 ----------------------------------------------- ------------------------------
                                         1997         1998            1999            1999           2000
                                 --------------- --------------- --------------- --------------- --------------
Net loss (numerator)                 $(1,241,793)      $(588,363)    $(4,501,102)    $(3,395,221)   $(3,273,804)
                                 =============== =============== =============== =============== ==============
Shares used in computing basic
  and diluted net loss per
   share (denominator):
     Weighted average common
       shares outstanding
                                       9,672,227       9,959,449       9,966,116       9,966,116      9,978,211
     Less shares subject to
       repurchase                     (1,352,870)       (981,607)       (246,533)       (264,840)       (27,083)
                                 --------------- --------------- --------------- --------------- --------------
     Denominator for basic and
       diluted net loss per
       share                           8,319,357       8,977,842       9,719,583       9,701,276      9,951,128
                                 =============== =============== =============== =============== ==============

                                 VPNX.com, Inc.
                          (a development stage company)
                          Notes to Financial Statements (continued)
          (Information as of June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


10. SUBSEQUENT EVENTS

On July 6, 2000, the Company signed a definitive agreement to be acquired by InterNAP Network Services. The transaction closed on July 31, 2000.